UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[_] Preliminary Proxy Statement
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[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MARLIN BUSINESS SERVICES CORP.

(Name of Registrant as specified in its charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

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MARLIN BUSINESS SERVICES CORP.

124 Gaither Drive, Suite 170
Mount Laurel, NJ 08054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 26, 2004

To the Shareholders of Marlin Business Services Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Marlin Business Services Corp. (the “Corporation”), a Pennsylvania corporation, will be held on May 26, 2004, at 9:00 a.m. at the Doubletree Hotel, 515 Fellowship Road, Mount Laurel, New Jersey, 08054, for the following purposes:

1.	To elect a Board of Directors of seven (7) directors to serve until the next annual meeting of shareholders of the Corporation and until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed April 15, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

By order of the Board of Directors

/s/ GEORGE D. PELOSE

George D. Pelose
Secretary

Your vote is important, regardless of the number of shares you own. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. A proxy may be revoked before exercise by notifying the Secretary of the Corporation in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person.

Dated: April 23, 2004

MARLIN BUSINESS SERVICES CORP.

124 Gaither Drive, Suite 170
Mount Laurel, NJ 08054

Proxy Statement

Introduction

This Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Marlin Business Services Corp. (the “Corporation”), a Pennsylvania corporation, to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Corporation to be held on Wednesday, May 26, 2004, at 9:00 a.m., at the Doubletree Hotel, 515 Fellowship Road, Mount Laurel, New Jersey, 08054, or at any adjournment or postponement thereof, for the purposes set forth below:

1.	To elect a Board of Directors of seven (7) directors to serve until the next annual meeting of shareholders of the Corporation and until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This Proxy Statement and related proxy card have been mailed on or about April 23, 2004, to all holders of record of common stock of the Corporation as of the record date. The Corporation will bear the expense of soliciting proxies. The Board of Directors of the Corporation has fixed the close of business on April 15, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. The Corporation has only one class of common stock, of which there were 11,368,175 shares outstanding as of April 15, 2004.

Proxies and voting procedures

Each outstanding share of common stock of the Corporation will entitle the holder thereof to one vote on each separate matter presented for vote at the Annual Meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting who are appointed by the Corporation.

You can vote your shares by properly executing and returning a proxy in the enclosed form. The shares represented by such proxy will be voted at the Annual Meeting and any adjournment or postponement thereof. If you specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all of the director nominees named in the Proxy Statement and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. If you are the shareholder of record, you can also choose to vote in person at the Annual Meeting.

A proxy may be revoked before exercise by notifying the Secretary of the Corporation in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. You are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and promptly return it to the Corporation.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct how your broker votes your shares. You are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the Annual Meeting unless you obtain a proxy executed in your favor from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee to vote your shares.

Quorum and voting requirements

The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which shareholders are entitled to cast on each matter to be voted upon at the meeting will constitute a quorum for the meeting. If, however, the meeting cannot be organized because a quorum is not present, in person or by proxy, the shareholders entitled to vote and present at the meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. Those who attend or participate at a meeting that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

At the Annual Meeting, in connection with the election of the directors, you will be entitled to cast one vote for each share held by you for each candidate nominated, but will not be entitled to cumulate your votes. Votes may be cast in favor of or withheld with respect to each candidate nominated. The seven (7) director nominees receiving the highest number of votes will be elected to the Board of Directors. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers will have this discretionary authority with respect to the election of directors. As a result, where brokers submit proxies but are otherwise prohibited and thus must refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be included in determining whether a quorum is present but will have no effect in the outcome of the election of directors.

As to all other matters properly brought before the meeting, the majority of the votes cast at the meeting, present in person or by proxy, by shareholders entitled to vote thereon will decide any question brought before the Annual Meeting, unless the question is one for which, by express provision of statute or of the Corporation’s Articles of Incorporation or Bylaws, a different vote is required. Generally, abstentions and broker non-votes on these matters will have the same effect as a negative vote because under the Corporation’s Bylaws, these matters require the affirmative vote of the holders of a majority of the Corporation’s common stock, present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions will be counted, however, for purposes of determining whether a quorum is present.

Governance of the Corporation

Board of Directors

Currently, our Board of Directors has seven (7) members. The Board has affirmatively determined that John J. Calamari, Lawrence J. DeAngelo, Kevin J. McGinty, James W. Wert and Loyal W. Wilson are each independent directors within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee, Compensation Committee and Nominating and Governance Committee.

Committees

The Corporation has three ongoing Committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.

Audit Committee. The Audit Committee of the Board currently consists of three independent directors: Messrs. Wert (chairman), McGinty and Calamari. The Board has determined that Mr. Wert qualifies as an audit committee financial expert as defined under current SEC rules and regulations and NASD listing standards, and that the members of the Audit Committee satisfy the independence and other requirements for audit committee members under such rules, regulations and listing standards. The Audit Committee’s primary purpose is to assist the Board in overseeing and reviewing: 1) the integrity of the Corporation’s financial reports and financial information provided to the public and to governmental and regulatory agencies; 2) the adequacy of the Corporation’s internal accounting systems and financial controls; 3) the annual independent audit of the Corporation’s financial statements, including the independent auditor’s qualifications and independence; and 4) the Corporation’s compliance with law and ethics programs as established by management and the Board. In this regard, the Audit Committee, among other things, (a) has sole authority to select, evaluate, terminate and replace the Corporation’s independent auditors; (b) has sole authority to approve in advance all audit and non-audit engagement fees and terms with the Corporation’s independent auditors; and (c) reviews the Corporation’s audited financial statements, interim financial results, public filings and earnings press releases prior to issuance, filing or publication. The Board has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement and is also accessible on the investor relations page of the Corporation’s website at www.marlincorp.com.

Compensation Committee. The Compensation Committee of the Board currently consists of three independent directors: Messrs. McGinty (chairman), DeAngelo and Wilson. The functions of the Compensation Committee include: 1) evaluating the performance of the Corporation’s named executive officers and approving their compensation; 2) preparing an annual report on executive compensation for inclusion in the Corporation’s proxy statement; 3) reviewing and approving compensation plans, policies and programs, considering their design and competitiveness; and 4) reviewing the Corporation’s non-employee independent director compensation levels and practices and recommending changes as appropriate. The Compensation Committee reviews and approves corporate goals and objectives relevant to chief executive officer compensation, evaluates the chief executive officer’s performance in light of those goals and objectives, and recommends to the Board the chief executive officer’s compensation levels based on its evaluation. The Compensation Committee also administers the Corporation’s 2003 Equity Compensation Plan and 2003 Employee Stock Purchase Plan. The Compensation Committee is governed by a written charter that is accessible on the investor relations page of the Corporation’s website at www.marlincorp.com.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board (the “Nominating Committee”) currently consists of three independent directors: Messrs. DeAngelo (chairman), McGinty and Wert. The Nominating Committee is responsible for seeking, considering and recommending to the Board qualified candidates for election as directors and proposing a slate of nominees for election as directors at the Corporation’s annual meeting of shareholders. The Nominating Committee will develop corporate governance guidelines and recommend such guidelines to the Board. The Nominating Committee is responsible for reviewing and making recommendations on matters involving general operation of the Board and its Committees, and will annually recommend to the Board nominees for each Committee of the Board. The Nominating Committee is governed by a written charter that is accessible on the investor relations page of the Corporation’s website at www.marlincorp.com.

The Nominating Committee has determined that no one single criteria should be given more weight than any other criteria when it considers the qualifications of a potential nominee to the Board. Instead, it believes that it should consider the total “skills set” of an individual. In evaluating an individual’s “skills set,” the Nominating Committee will consider a variety of factors, including, but not limited to, the potential nominee’s background, education, character, integrity, judgment, general business experience, and relevant industry experience. The Nominating Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from existing directors and officers of the Corporation. The Corporation does not currently pay any fees to third parties to assist in identifying or evaluating potential nominees, but the Corporation may seek such assistance in the future.

The Nominating Committee will also consider recommendations from shareholders regarding potential director candidates provided that such recommendations are made in compliance with the nomination procedures set forth in the Corporation’s Bylaws. The procedures in the Corporation’s Bylaws require the shareholder to submit written notice of the proposed nominee to the Secretary of the Corporation no less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. To be in proper form, such written notice must include, among other things, (i) the name, age, business address and residence of the proposed nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of capital stock of the Corporation owned beneficially or of record by such nominee, and (iv) any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors. In addition, as to the shareholder giving the notice, the notice must also provide (a) such shareholder’s name and record address, (b) the class and number of shares of capital stock of the Corporation owned beneficially or of record by such shareholder, (c) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made by such shareholder, (d) a representation that such shareholder (or his or her authorized representative) intends to appear in person or by proxy at the meeting to nominate the persons named in the notice, and (e) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors. If the shareholder of record is not the beneficial owner of the shares, then the notice to the Secretary of the Corporation must include the name and address of the beneficial owner and the information referred to in clauses (c) and (e) above (substituting the beneficial owner for such shareholder).

Board and Committee meetings

Since the incorporation of Marlin Business Services Corp. on August 5, 2003 through December 31, 2003, there were five meetings of the Board of Directors, six meetings of the Audit Committee (including meetings of Marlin Leasing Corporation’s Audit Committee), one meeting of the Compensation Committee and no meetings of the Nominating Committee. Each Director attended at least 75% of the aggregate number of meetings of our Board and Board Committees on which they served.

Directors are encouraged, but not required, to attend annual meetings of the Corporation’s shareholders. The 2004 Annual Meeting will be the Corporation’s first annual meeting of shareholders.

Communications with the Board

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Corporate Secretary, Marlin Business Services Corp., 124 Gaither Drive, Suite 170, Mount Laurel, New Jersey, 08054. All communications are compiled by the Corporate Secretary and forwarded to the Board or the individual director(s) accordingly.

Directors’ compensation

The non-employee independent members of the Corporation’s Board of Directors receive compensation of $3,750 per quarter for their service on the Board of Directors. Non-employee independent members of the Board of Directors are granted an option to purchase 5,000 shares of our common stock upon their initial appointment or election to the Board. These options vest in four equal annual installments. In addition, non-employee independent members of the Board of Directors are eligible to receive annual grants of 1,500 options under the Corporation’s 2003 Equity Compensation Plan. The annual option grants vest in one year over four equal quarterly installments. The per share exercise price of all options granted to non-employee independent members of the Board of Directors is equal to the fair market value per share on the date the option is granted.

The chairman of the Audit Committee receives additional compensation of $2,500 per quarter and the other members of the Audit Committee receive additional compensation of $1,500 per quarter for their service on the Audit Committee. The chairman of the Compensation Committee receives additional compensation of $750 per quarter and the other members of the Compensation Committee receive additional compensation of $500 per quarter for their service on the Compensation Committee.

Election of Directors

Nominees for election

In general, the Corporation’s directors are elected at each annual meeting of shareholders. Currently, the number of directors of the Corporation is seven (7). Accordingly, at the Annual Meeting, the Corporation’s shareholders are being asked to elect seven (7) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, resignation or removal. The nominees receiving the greatest number of votes at the Annual Meeting up to the number of authorized directors will be elected.

The seven (7) nominees for election as directors at the Annual Meeting as set forth in the following table are all incumbent directors, having been previously elected by the Corporation’s shareholders. Each of the nominees has consented to serve as a director if elected. Except to the extent that authority to vote for any directors is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that any of the nominees for director should, before the Annual Meeting, become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Corporation’s existing Board, unless other directions are given in the proxies. To the best of the Corporation’s knowledge, all the nominees will be available to serve.

The following biographical information is furnished with respect to the seven (7) nominees for election at the Annual Meeting as of March 1, 2004:

Name	Age	Principal Occupation	Director Since[1]

Daniel P. Dyer	45	CEO of Marlin Business Services Corp.	1997
Gary R. Shivers	48	President of Marlin Business Services Corp.	1997
John J. Calamari	49	Senior Vice President, Corporate Controller of Radian Group Inc.	2003
Lawrence J. DeAngelo	37	Managing Director of Peachtree Equity Partners	2001
Kevin J. McGinty	55	Managing Director of Peppertree Partners LLC	1998
James W. Wert	57	President & CEO of Clanco Management Corp.	1998
Loyal W. Wilson	56	Managing Director of Primus Venture Partners, Inc.	1998

1     Represents when the Director first joined the Board of Directors of Marlin Business Services Corp. or its subsidiary, Marlin Leasing Corporation.

Daniel P. Dyer has been Chairman of the Board of Directors and Chief Executive Officer since co-founding our Corporation in 1997. Prior to that, from 1986 to 1997, Mr. Dyer served in a number of positions, most recently as Senior Vice President and Chief Financial Officer of Advanta Business Services, where he was responsible for that subsidiary’s financial and treasury functions. Mr. Dyer is a member of the Small Ticket Council of the Equipment Leasing Association (“ELA”) and a participant in the ELA Future Council Roundtable. Mr. Dyer has also served on the ELA’s Industry Data Committee. Mr. Dyer received his undergraduate degree in accounting and finance from Shippensburg University and is a licensed certified public accountant.

Gary R. Shivers has been President and Director since co-founding our Corporation in 1997. Prior to that, from 1986 to 1997, Mr. Shivers served in a number of positions, most recently as Senior Vice President and General Manager of the Equipment Leasing Division for Advanta Business Services, where he was involved in strategic planning, sales and marketing, credit and collections and asset management.

Mr. Shivers is a former member of the Small Ticket Council of the ELA and a participant in the ELA Future Council Roundtable. Mr. Shivers received his undergraduate degree in business administration and his MBA from LaSalle University.

John J. Calamari has been a Director since November 2003. Mr. Calamari is Senior Vice President, Corporate Controller of Radian Group Inc. where he oversees Radian’s global controllership functions, a position he has held since joining Radian in 2001. Prior to that time, Mr. Calamari was a consultant to the financial services industry from 1999 to 2001, where he structured new products and strategic alliances and established financial and administrative functions and engaged in private equity financing for startup enterprises. Mr. Calamari served as Chief Accountant of Advanta from 1988 to 1998, as Chief Financial Officer of Chase Manhattan Bank Maryland and Controller of Chase Manhattan Bank (USA) from 1985 to 1988 and as Senior Manager at Peat, Marwick, Mitchell & Co. (now KPMG LLP) prior to 1985. In addition, Mr. Calamari served as a director of Advanta National Bank and Advanta Bank USA. Mr. Calamari received his undergraduate degree in accounting from St. John’s University in 1976.

Lawrence J. DeAngelo has been a Director since July 2001. Mr. DeAngelo is a Managing Director of Peachtree Equity Partners, a private equity firm based in Atlanta, Georgia. Prior to co-founding Peachtree in 2002, Mr. DeAngelo held numerous positions at Wachovia Capital Associates, the private equity investment group of Wachovia Bank, from 1996 to 2002, the most recent of which was Managing Director. From 1995 to 1996, Mr. DeAngelo worked at Seneca Financial Group, and from 1992 to 1995, Mr. DeAngelo worked in the Corporate Finance Department at Kidder, Peabody & Co. From 1990 to 1992, Mr. DeAngelo attended business school. From 1988 to 1990, Mr. DeAngelo was a management consultant with Peterson & Co. Consulting. Mr. DeAngelo received his undergraduate degree in economics from Colgate University and his MBA from the Yale School of Management.

Kevin J. McGinty has been a Director since February 1998. Mr. McGinty is a Managing Director and co-founder of Peppertree Partners. Prior to founding Peppertree in 2000, Mr. McGinty served as a Managing Director of Primus Venture Partners during the period from 1990 to 2000. In both organizations Mr. McGinty was involved in private equity investing, both as a principal and as a limited partner. From 1970 to 1990, Mr. McGinty was employed by Society National Bank, now KeyBank, N.A., where in his final position he was an Executive Vice President. Mr. McGinty received his undergraduate degree in economics from Ohio Wesleyan University and his MBA in finance from Cleveland State University.

James W. Wert has been a Director since February 1998. Mr. Wert is President and CEO of Clanco Management Corp., which is headquartered in Cleveland, Ohio. Prior to joining Clanco in 2000, Mr. Wert served as Chief Financial Officer and then Chief Investment Officer of KeyCorp, a financial services company based in Cleveland, Ohio, and its predecessor, Society Corporation, until 1996, after holding a variety of capital markets and corporate banking leadership positions spanning his 25 year banking career. Mr. Wert also serves as Vice Chairman and Director of Park-Ohio Holdings, Inc., and is a director of Continental Global Group, Inc. and Paragon Holdings, Inc. Mr. Wert received his undergraduate degree in finance from Michigan State University in 1971 and completed the Stanford University Executive Program in 1982.

Loyal W. Wilson has been a Director since February 1998. Mr. Wilson is a Managing Director of Primus Venture Partners, Inc., a Cleveland, Ohio-based venture capital firm that invests in private companies at all stages of development. Mr. Wilson has been a Managing Partner of Primus Venture Partners since 1983 and a Managing Director since 1993. From 1973 to 1983, Mr. Wilson was employed by First Chicago Corporation. Mr. Wilson also serves on the board of directors of Corinthian Colleges, Inc. and STERIS Corporation. Mr. Wilson is a former director of DeVry, Inc. Mr. Wilson received his undergraduate degree in economics from the University of North Carolina at Chapel Hill and his MBA from Indiana University.

Recommendation of the board

The Board recommends that the shareholders vote “FOR” the seven (7) nominees listed above. Proxies received will be so voted unless shareholders specify otherwise in the proxy.

Executive Officers

The following table provides information, as of March 1, 2004, about the Corporation’s executive officers.

		Principal Occupation for the Past Five Years and
Name	Age	Position Held with the Corporation and its Subsidiaries

Daniel P. Dyer	45	Mr. Dyer has been Chairman of the Board of Directors and Chief Executive Officer since co-founding our Corporation in 1997. Prior to that, from 1986 to 1997, Mr. Dyer served in a number of positions, most recently as Senior Vice President and Chief Financial Officer of Advanta Business Services, where he was responsible for that subsidiary’s financial and treasury functions. Mr. Dyer is a member of the Small Ticket Council of the ELA and a participant in the ELA Future Council Roundtable. Mr. Dyer has also served on the ELA’s Industry Data Committee. Mr. Dyer received his undergraduate degree in accounting and finance from Shippensburg University and is a licensed certified public accountant.
Gary R. Shivers	48	Mr. Shivers has been President and Director since co-founding our Corporation in 1997. Prior to that, from 1986 to 1997, Mr. Shivers served in a number of positions, most recently as Senior Vice President and General Manager of the Equipment Leasing Division for Advanta Business Services, where he was involved in strategic planning, sales and marketing, credit and collections and asset management. Mr. Shivers is a former member of the Small Ticket Council of the ELA and a participant in the ELA Future Council Roundtable. Mr. Shivers received his undergraduate degree in business administration and his MBA from LaSalle University.
George D. Pelose	39	Mr. Pelose has been our Senior Vice President, General Counsel and Secretary since 1999. Prior to that, from 1997 to 1999, Mr. Pelose was an attorney with Merrill Lynch Asset Management, providing legal and transactional advice to a portfolio management team that invested principally in bank loans and high-yield debt securities. From 1994 to 1997, Mr. Pelose was an associate at Morgan, Lewis & Bockius LLP in the firm’s Business & Finance section where he worked on a variety of corporate transactions, including financings, mergers, acquisitions, private placements and public offerings. From 1991 to 1994, Mr. Pelose attended law school. From 1986 to 1991, Mr. Pelose was a corporate loan officer in the commercial lending division of PNC Bank. Mr. Pelose received both his undergraduate degree in economics and his law degree from the University of Pennsylvania, both with honors. Mr. Pelose is licensed to practice law in New Jersey and Pennsylvania.
Bruce E. Sickel	44	Mr. Sickel has been our Senior Vice President and Chief Financial Officer since September 2003. Prior to that, from 1990 to 2003, Mr. Sickel was a founder of Premier Bancorp, a Pennsylvania financial holding company of Premier Bank, where he served as Chief Financial Officer and Director from its inception through the sale of the company in August 2003. From 1987 to 1990, Mr. Sickel was Senior Vice President and Controller of Horizon Financial F.A., diversified thrift institution. From 1982 to 1987, Mr. Sickel worked in the audit department of Peat, Marwick, Mitchell & Co. (now KPMG LLP), rising to the level of audit manager. Mr. Sickel received his undergraduate degree in finance and accounting from Juniata College and is a Certified Public Accountant and Chartered Financial Analyst.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 1, 2004, by:

•	each person or entity known by us to own beneficially more than 5% of our stock;

•	each of our named executive officers in the Summary Compensation Table below;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be the beneficial owner of securities as to which such person has no economic interest.

	Number of Shares	Percent
Name of Beneficial Owner	Beneficially Owned	of Class

Executive Officers and Directors
Daniel P. Dyer[1,2]	452,912	4.0%
Gary R. Shivers[1,2]	384,597	3.4
George D. Pelose[1,3]	117,721	1.0
Bruce E. Sickel[1]	2,500	*
John J. Calamari[1]	2,000	*
Lawrence J. DeAngelo[1,4]	2,309,934	20.6
Kevin J. McGinty[1,5]	26,591	*
James W. Wert[1,5]	25,591	*
Loyal W. Wilson[1,6]	2,219,513	19.8
All executive officers and directors as a group (9 persons)[7]	5,541,359	47.9
5% Shareholders
Primus Venture Partners IV, Inc.[6]	2,219,513	19.8
5900 Landerbrook Dr., Ste. 200 Cleveland, OH 44124-4020
Peachtree Equity Investment Management, Inc.[4]	2,309,934	20.6
1170 Peachtree St., Ste. 1610 Atlanta, GA 30309

*	Represents less than 1%.

1     Does not include options vesting more than 60 days after March 1, 2004 held by Mr. Dyer (62,857), Mr. Shivers (57,857), Mr. Pelose (76,391), Mr. Sickel (40,000), Mr. Calamari (5,000), Mr. DeAngelo (5,000), Mr. McGinty (10,600), Mr. Wert (10,600) and Mr. Wilson (5,000).

2     Includes options to purchase 95,533 shares that are currently exercisable or will become exercisable within 60 days following March 1, 2004.

3     Includes options to purchase 95,664 shares that are currently exercisable or will become exercisable within 60 days following March 1, 2004.

4     The shares reported as beneficially owned by Peachtree Equity Investment Management, Inc. are based on a Schedule 13G filed jointly by such entity and WCI (Private Equity) LLC (“WCI”), Matthew J. Sullivan and Lawrence J. DeAngelo with the Securities and Exchange Commission on February 17, 2004.

The shares are reported as directly owned by WCI, whose sole manager is Peachtree Equity Investment Management, Inc. (the “Manager”). The Manager could be deemed to be an indirect beneficial owner of the reported shares, and could be deemed to share such beneficial ownership with WCI. Matthew J. Sullivan and Lawrence J. DeAngelo are directors of the Manager, and could be deemed to be indirect beneficial owners of the reported shares, and could be deemed to share such indirect beneficial ownership with the Manager and WCI. Messrs. Sullivan and DeAngelo disclaim beneficial ownership of the reported shares except to the extent of their pecuniary interest therein.

5     Consists of options to purchase 25,591 shares that are currently exercisable or will become exercisable within 60 days following March 1, 2004.

6     The shares reported as beneficially owned by Primus Venture Partners IV, Inc. are based on a Schedule 13G filed jointly by Primus Capital Fund IV Limited Partnership (“PCF IV LP”), Primus Venture Partners IV Limited Partnership (“PVP IV LP”) and Primus Venture Partners IV, Inc. (“PVP IV Inc.”) with the Securities and Exchange Commission on January 26, 2004. Each such reporting person has reported that, as of December 31, 2003, they held shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of the shares as follows: (i) PCF IV LP has shared power to vote and to dispose of 2,130,732 shares currently held by PCF IV LP; (ii) PVP IV LP, as the sole general partner of PCF IV LP, may be deemed to have shared power to vote and to dispose of 2,130,732 shares currently held by PCF IV LP. In addition, PVP IV LP is also the sole general partner of Primus Executive Fund Limited Partnership (“PEF LP”) and, in such capacity, may be deemed to have shared power to vote and dispose of the 88,781 shares currently held by PEF LP; (iii) PVP IV Inc., as the sole general partner of PVP IV LP, may be deemed to have the shared power to vote and to dispose of 2,130,732 shares currently held by PCF IV LP and the 88,781 shares currently held by PEF LP. Loyal Wilson may be deemed to have shared power to vote and to dispose of the shares along with the four other shareholders and directors of PVP IV Inc. Each of PCF IV LP, PVP IV LP and PVP IV Inc. disclaims beneficial ownership of any shares beneficially owned by each other entity. Mr. Wilson also disclaims beneficial ownership of all shares held by PCF IV LP and PEF LP, except to the extent of his pecuniary interest therein.

7     Includes options to purchase 337,912 shares that are currently exercisable or will become exercisable within 60 days following March 1, 2004.

Compensation and Plan Information

Summary Compensation Table

The following table sets forth the compensation awarded or paid, or earned or accrued for services rendered to the Corporation in all capacities during the last three fiscal years by the Corporation’s Chief Executive Officer and its other three most highly compensated executive officers whose total salary and bonus exceed $100,000 in fiscal 2003. In accordance with SEC rules, the compensation described in the table does not include medical, group life insurance or other benefits which are available generally to all our salaried employees.

				Long-Term
				Compensation

				Number of
		Annual Compensation		Securities
				Underlying	All other
Name and Principal Position	Year	Salary	Bonus[1]	Options	Compensation[2]

Daniel P. Dyer	2003	$232,961	$233,750	13,650	$12,354
Chairman of the Board of Directors	2002	210,577	118,000	14,000	7,118
and Chief Executive Officer	2001	185,577	87,500	51,240	1,700
Gary R. Shivers	2003	$207,739	$175,000	13,650	$10,271
President and Director	2002	185,577	103,500	14,000	5,990
	2001	160,577	75,000	51,240	1,700
George D. Pelose	2003	$186,378	$117,500	23,055	$8,976
Senior Vice President, General	2002	168,192	81,500	28,000	5,989
Counsel and Secretary	2001	151,841	55,873	49,700	1,700
Bruce E. Sickel[3]	2003	$59,923	$23,750	30,000	—
Senior Vice President and	2002	—	—	—	—
Chief Financial Officer	2001	—	—	—	—

1     Figures represent bonuses earned in year listed (but paid in first quarter of subsequent year).

2     Includes contributions made by the Corporation to the 401(k) plan on behalf of the officers and reimbursement of life insurance premiums pursuant to employment agreements.

3     Mr. Sickel’s employment with the Corporation commenced on September 2, 2003.

Employment agreements

The Corporation has entered into employment agreements with Messrs. Dyer, Shivers and Pelose, the terms of which are substantially similar to each other. The agreements require the executives to devote substantially all of their business time to their employment duties. The initial two year term of each agreement runs through November 2005, and the term automatically extends on each anniversary of the effective date of the agreement for successive one-year terms unless either party to the agreement provides 90 days’ notice to the other party that they do not wish to renew the agreement.

The employment agreements provide for the following minimum base salaries: Daniel P. Dyer, $275,000; Gary R. Shivers, $250,000; and George D. Pelose, $235,000. The Compensation Committee will review these salaries at least annually for consideration of increase based on merit and competitive market factors. The employment agreements also provide for the following target bonuses as a percentage of base salary: Daniel P. Dyer, 85%; Gary R. Shivers, 70%; and George D. Pelose, 50%. The executives are eligible for awards under our 2003 Equity Compensation Plan and any other equity incentive plan we may maintain. The executives may participate in benefit plans we maintain for our employees and are entitled to receive additional life and disability insurance benefits in amounts referenced in the employment agreements.

The Corporation may terminate the employment agreements for or without cause. A termination for cause requires a vote of two-thirds of our directors and prior written notice to the executive providing an opportunity to remedy the cause. Cause generally means: 1) willful fraud or material dishonesty by the executive in connection with the performance of his employment duties; 2) grossly negligent or intentional failure by the executive to substantially perform his employment duties; 3) material breach by the executive of certain protective covenants (as described below); or 4) the conviction of, or plea of nolo contendere to, a charge of commission of a felony by the executive.

The executive may terminate his employment agreement with or without good reason. A termination by the executive for good reason requires prior written notice providing the Corporation with the opportunity to remedy the good reason. Good reason generally means: 1) a material diminution in title or a material change in authority, duties, responsibilities or reporting lines not approved in writing by the executive; 2) a breach by the Corporation of its material obligations under the employment agreement; 3) the relocation of the Corporation’s principal office to a location more than 25 miles from Mt. Laurel, New Jersey, which is not approved by the executive; 4) any reduction in the executive’s base salary or target bonus percentage, or a material reduction in benefits; 5) the occurrence of a change in control (as defined in the agreements); or 6) a written notice of non-extension of the employment agreement given by the Corporation.

If the executive’s employment ends for any reason, the Corporation will pay accrued salary, bonuses and incentive payments already determined and other existing obligations. In addition, if the Corporation terminates the executive’s employment without cause or if the executive terminates his employment with good reason, the Corporation will be obligated to pay the executive an amount equal to two times the sum of the executive’s then current base salary plus the average bonus earned by the executive for the two preceding fiscal years payable over an 18-month period; provided, however, that such amount shall be paid to the executive in a lump sum if such termination occurs six months prior to or following a change in control. In addition, the executive will be entitled to the continuation of the benefits in place at the time of termination for two years thereafter. In the event of a termination by the Corporation for any reason other than for cause, all of the options, restricted stock and other stock incentives granted to the executive will become fully vested, and the executive will have up to two years in which to exercise all vested options that were granted after the commencement of the employment agreement. If any payments due to the executive under the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then we will be required to gross up the executives payments for the amount of the excise tax plus the amount of income and other taxes due as a result of the gross up payment.

Upon termination of the employment agreement, the executive will be subject to certain protective covenants. If the Corporation terminates the executive’s employment without cause or if the executive terminates his employment with good reason, the executive will be prohibited from competing with the Corporation and from soliciting its customers for an 18-month period; provided that such period shall be 12 months for all other terminations. In addition, for a 24-month period after termination of employment, the executive is prohibited from hiring the Corporation’s employees.

Option Grants in Last Fiscal Year

The following table sets forth, for the year ended December 31, 2003, certain information regarding options granted to each of the named executive officers, including the potential realizable value over the ten-year term of the options, based upon assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

	Individual Grants				Potential Realizable
					Value at Assumed Annual
		Percentage of			Rates of Stock Price
	Number of	Total Options			Appreciation for Option
	Securities	Granted to	Exercise		Term
	Underlying Options	Employees in	Price	Expiration
Name	Granted in 2003	2003	(per share)	Date[1]	5%	10%

Daniel P. Dyer	7,000	3.5%	$3.39	1/13/13	$24,827	$53,565
	6,650	3.4	10.18	1/13/13	—	5,733
Gary R. Shivers	7,000	3.5	3.39	1/13/13	24,827	53,565
	6,650	3.4	10.18	1/13/13	—	5,733
George D. Pelose	7,000	3.5	3.39	1/13/13	24,827	53,565
	6,055	3.1	10.18	1/13/13	—	5,220
	10,000	5.0	14.00	11/10/13	88,030	223,077
Bruce E. Sickel	30,000	15.1	14.00	11/10/13	264,090	669,230

1     The expiration date of the options is ten years after the grant date. The options granted will vest and become exercisable in four equal annual installments of 25%, commencing on the first anniversary of the grant date.

Option Exercises in Last Fiscal Year and

Fiscal Year End Option Values

The following table contains information concerning option holdings of each of the named executive officers at December 31, 2003. None of these executive officers exercised any options during the year ended December 31, 2003.

			Number of Securities
			Underlying Unexercised		Value Of Unexercised
			Options at		In-the-Money Options at
			December 31, 2003		December 31, 2003[1]
	Shares Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel P. Dyer	—	—	81,620	56,770	$998,516	$570,354
Gary R. Shivers	—	—	81,620	56,770	998,516	570,354
George D. Pelose	—	—	85,400	74,155	994,220	738,227
Bruce E. Sickel	—	—	—	30,000	—	102,000

1     The value of in-the-money stock options at December 31, 2003 represents the difference or a portion of the difference between the exercise price of such options and the fair value of our common stock as of December 31, 2003. The fair value of our common stock on December 31, 2003 was $17.40, representing the closing price for that date as reported on The NASDAQ National Market. The actual value of in-the-money stock options will depend upon the trading price of our common stock on the date of sale of the underlying common stock and may be higher or lower than the amount set forth in the table above.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses, as of December 31, 2003, the number of outstanding options and other rights granted by the Corporation to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans. The table provides this information separately for equity compensation plans that have and have not been approved by shareholders.

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted Average	Equity Compensation
	Exercise of	Exercise Price of	Plans Excluding
	Outstanding Options	Outstanding Options	Securities Reflected in
Plan Category	and Other Rights	and Other Rights	Column (a)

	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders[1]	1,078,208	$5.66	1,221,792
Equity Compensation Plans Not Approved by Shareholders	None	n/a	None
Totals	1,078,208	$5.66	1,221,792

[1]	Consists of the 2003 Equity Compensation Plan and the 2003 Employee Stock Purchase Plan.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors has furnished the following report to the shareholders of record of the Corporation in accordance with rules adopted by the Securities and Exchange Commission. The charter of the Compensation Committee was adopted by the Board on August 22, 2003. As further described in the charter, the Compensation Committee is responsible for discharging the responsibilities of the Board of Directors relating to all compensation issues of the directors and executives of Marlin Business Services Corp. To that end, the Compensation Committee oversaw the development and implementation of the Corporation’s 2003 Equity Compensation Plan, the 2003 Employee Stock Purchase Plan and the negotiation and finalizing of the executive employment agreements.

As representatives of the shareholders, the Compensation Committee has developed compensation plans and corporate objectives so as to reward management for performance that builds shareholder value. All of the Corporation’s compensation plans and policies are designed to attract and retain employees that will allow us to fulfill our responsibility to the Corporation’s shareholders.

In order to ascertain fairness to employees and shareholders, the Compensation Committee utilizes external data to compare compensation composition and levels. When appropriate, third party experts are engaged to provide data.

In addition to the above, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the performance criteria for the Corporation’s Chief Executive Officer (“CEO”). The Compensation Committee also reviews and approves the CEO’s recommendation for all compensation issues related to all individuals that report directly to the CEO.

For fiscal 2003, the Corporation paid Daniel Dyer, CEO, a salary of $232,961. On October 14, 2003, the Corporation entered into an employment agreement with Mr. Dyer. The agreement became effective upon the consummation of the Corporation’s initial public offering of its common stock, which occurred on November 12, 2003. Under the employment agreement, Mr. Dyer is entitled to receive a base salary of at least $275,000 per annum and a minimum target bonus equal to 85% of his base salary. The bonus paid to Mr. Dyer for 2003 totaled $233,750, representing 85% of his base salary of $275,000. Mr. Dyer was also granted stock options in 2003. Factors considered in arriving at Mr. Dyer’s compensation for 2003 included the growth and profitability of the Corporation and the leadership exhibited by Mr. Dyer through the Corporation’s initial public offering.

This report is submitted by the members of the Compensation Committee of the Board of Directors:

Kevin J. McGinty (Chairman)

Lawrence J. DeAngelo
Loyal W. Wilson

Compensation Committee Interlocks and Insider Participation

The members of the Corporation’s Compensation Committee are named above. None of these individuals has ever been an officer or employee or the Corporation or any of its subsidiaries and no “compensation committee interlocks” existed during 2003.

Report of the Audit Committee

Management is responsible for the Corporation’s internal financial controls and the financial reporting process. The Corporation’s independent auditors, KPMG LLP, are responsible for performing an independent audit of the Corporation’s consolidated financial statements and to express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Corporation, in conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the year ended December 31, 2003, with the Corporation’s management. The Audit Committee has discussed with the Corporation’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU §380).

The Corporation’s independent auditors provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors their independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee of the Board of Directors:

James W. Wert (Chairman)

John J. Calamari
Kevin J. McGinty

Independent Public Accountants

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent accountants, as auditors for the Corporation for 2004. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if desired. They will also be available to respond to appropriate questions.

The following sets forth the fees paid to the Corporation’s independent public accountants for the last two fiscal years:

	2003	2002

Audit Fees	$1,252,464	$163,190
Audit-Related Fees	12,500	6,400
Tax Fees	97,000	66,150
All Other Fees	0	0

Total	$1,361,964	$235,740

Audit Fees. Consists of audit work performed in accordance with the preparation of financial statements and related SEC filings. This category also includes annual agreed upon procedures relating to servicer reviews and the issuance of term asset-backed securitizations. The amount for 2003 includes approximately $975,000 related to our initial public offering of common stock completed in November 2003.

Audit-Related Fees. Consists of fees related to audits of the company’s 401(k) Plan.

Tax Fees. Consists of assistance rendered in preparation of various state and federal corporate tax returns.

The Audit Committee has the sole authority to consider and approve in advance any audit, audit-related and tax work to be performed for the Corporation by its independent public accountants.

Certain Relationships and Related Transactions

The Corporation obtains all of its commercial, healthcare and other insurance coverage through The Selzer Company, an insurance broker located in Warrington, Pennsylvania. Richard Dyer, the brother of Daniel P. Dyer, the Chairman of our Board of Directors and Chief Executive Officer, is the President of The Selzer Company. We do not have any contractual arrangement with The Selzer Group or Richard Dyer, nor do we pay either of them any direct fees.

Joseph Dyer, the brother of Daniel P. Dyer, the Chairman of our Board of Directors and Chief Executive Officer, is a vice president in our treasury group and was paid compensation in excess of $60,000 for such services in 2003.

Shareholder Return Performance Graph

The following graph compares the dollar change in the cumulative total shareholder return on the Corporation’s common stock against the cumulative total return of the Russell 2000 Index and the S&P SmallCap Financials Index for the period commencing on November 12, 2003 (using the initial offering price of the Corporation’s stock) and ending on March 31, 2004. The graph shows the cumulative investment return to shareholders based on the assumption that a $100 investment was made on November 12, 2003 in each of the following: the Corporation’s common stock, the Russell 2000 Index and the S&P SmallCap Financials Index. We computed returns assuming the reinvestment of all dividends. The shareholder return shown on the following graph is not indicative of future performance.

Marlin Business Services Corp. Common Stock, Russell 2000 Index

& S&P SmallCap Financials Index Total Return Performance

	11/12/03	11/30/03	12/31/03	1/31/04	2/29/04	3/31/04

Marlin Business Services Corp.	$100.00	$118.93	$124.29	$133.21	$121.36	$119.00
Russell 2000 Index	$100.00	$103.39	$105.36	$109.87	$110.78	$111.68
S&P SmallCap Financials Index	$100.00	$103.26	$103.65	$107.34	$110.58	$112.50

Section 16(a) Beneficial

Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers and shareholders who beneficially own more than 10% of the Corporation’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we noted the following individuals and entities who were late in filing their initial Form 3: Lawrence DeAngelo, Loyal Wilson, WCI (Private Equity) LLC, Primus Venture Partners IV, Inc. and Bruce Sickel. Mr. Wilson and Primus Venture Partners IV, Inc. were also late in filing a Form 4 in 2003.

Shareholder Proposals

In order to be considered for inclusion in the Corporation’s proxy statement for the annual meeting of shareholders to be held in 2005, all shareholder proposals must be submitted to the Corporate Secretary at the Corporation’s office, 124 Gaither Drive, Suite 170, Mount Laurel, New Jersey, 08054 on or before December 24, 2004.

Additional Information

Any shareholder may obtain a copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Corporate Secretary, Marlin Business Service Corp., 124 Gaither Drive, Suite 170, Mount Laurel, New Jersey, 08054. You may also view these documents on the investor relation’s section of the Corporation’s website at www.marlincorp.com.

Other Matters

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ GEORGE D. PELOSE

George D. Pelose
Secretary

Mount Laurel, New Jersey
April 23, 2004

APPENDIX A

MARLIN BUSINESS SERVICES CORP.

AUDIT COMMITTEE CHARTER

Purposes

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Marlin Business Services Corp. (the “Company”) in fulfilling its responsibility to oversee management’s conduct of the financial reporting process the Company by reviewing:

•	the integrity of the Company’s financial reports and financial information provided to the public and to governmental and regulatory agencies;

•	the adequacy of internal accounting systems and financial controls;

•	the annual independent audit of the Company’s financial statements, including the independent auditor’s qualifications and independence; and

•	the Company’s compliance with law and ethics programs as established by management and the Board.

The Committee shall oversee the functions of both the Company’s independent and internal auditors. In discharging its oversight role, the Committee shall be solely responsible for the hiring, compensation and termination of the independent and internal auditors and is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee has the ability to retain, at the Company’s expense, outside counsel or other experts and advisors. In addition, in carrying out its duties, the Committee shall communicate and meet separately and periodically with the Company’s management, independent auditors and internal auditors.

The Committee will review the adequacy of this Charter on an annual basis and update it as necessary.

The Committee shall report regularly to the Board.

Membership

The Committee shall be comprised of at least three directors who meet the independence and experience requirements of the Nasdaq Stock Market and the requirements of other applicable laws, rules and regulations. The Committee members shall be appointed annually by the Board. The Board will designate a Committee Chairman who will be the primary contact to management, the independent auditors and the internal auditors during the time periods between the formal Audit Committee meetings. Committee members may be removed by the Board in its discretion.

Meetings

The Committee shall meet as determined in the discretion of the Chairman or a majority of its members, as circumstances dictate or as may be required by applicable legal or listing requirements; provided, however, that the Committee shall meet at least four times annually (prior to the Company’s release of quarterly financial information). Participation in the meetings can be in person or telephonic.

Key Responsibilities & Duties

The following functions shall be the common recurring activities of the Committee in carrying out its duties. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide under appropriate circumstances, as permitted or required by law and the rules of the Nasdaq Stock Market.

•	The Committee shall have the sole authority to select, evaluate and, where appropriate, terminate and replace the independent auditors (subject, if applicable, to shareholder ratification).

•	The Committee shall have the sole authority to consider and approve in advance any non-audit related work to be performed for the Company by the independent auditors.

•	The Committee shall have the sole authority (with input of management) to approve all audit and non-audit engagement fees and terms with the independent auditors (or its affiliates).

•	The Committee, in consultation with Company management, shall review the activities, plan, scope of authority, organizational structure and qualifications of the internal auditors.

•	The Committee shall establish clear policies regarding the hiring by the Company of any employees or former employees of the independent auditors.

•	The Committee shall review with Company management and the independent auditors the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), as well as the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Form 10-K, and review and consider with management and the independent auditors the matters required to be discussed by applicable accounting standards; this review will occur prior to the Company’s filing of the Form 10-K.

•	The Committee shall review with Company management and the independent auditors the Company’s interim financial results, as well as the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Company’s quarterly reports on Form 10-Q, and review and consider with management and the independent auditors the matters required to be discussed by applicable accounting standards; this review will occur prior to the Company’s filing of the Form 10-Q.

•	Prior to publication or issuance, the Committee shall review the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	The Committee shall review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent or internal auditors or Company management.

•	The Committee shall review with Company management and the independent and internal auditors the quality and adequacy of internal controls and the Company’s response to recommendations for the improvement thereof.

•	The Committee shall review with Company management the Company’s policies with respect to risk assessment and risk management.

•	From time to time, the Committee may discuss with the independent and internal auditors, if contacted by either of the auditors or at its own behest, any items of a sensitive nature that may impact the accuracy of the Company’s financial reporting, as well as any significant issues relating to the overall responsibility of the Board that have been communicated by the auditors to Company management, but have not been addressed.

•	The Committee shall review and investigate, as and when it deems appropriate, matters pertaining to the integrity of Company management and key employees, including without limitation conflicts of interest, use of Company assets and adherence to the standards of business conduct required by the policies of the Company, including without limitation any business conduct or ethics codes maintained by the Company.

•	The Committee shall establish procedures for the receipt and consideration of complaints relating to accounting, internal accounting controls or auditing matters, including a process by which employees of the Company may confidentially and anonymously submit complaints or concerns regarding accounting practices.

•	The Committee shall:

•	Request annually from the independent auditors a formal written statement describing: the independent auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the independent auditors, and steps taken to deal with such issues; and all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard Number 1.

•	Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence.

•	Review with the independent and internal auditors any problems or difficulties the auditors may have encountered with management’s response to its inquiries or otherwise, and any management letter provided by the auditors, and the Company’s response to that letter. Such review should include (i) any difficulties encountered in the course of the audit work, including any restrictions on scope of activities or access to required information and (ii) any changes required in the planned scope of the internal audit.

•	Recommend that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the auditors’ independence.

•	The Committee shall annually review its own performance.

•	The Committee may, as and when it deems appropriate, designate one or more of its members to perform certain of its duties on behalf of and with the full authority of the Committee, subject to reporting to or ratification by the Committee if the Committee so directs.

•	The Committee shall keep such minutes or other records of its meetings and deliberations as it deems appropriate.

•	The Committee shall perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board deems appropriate.

The Company’s management is responsible for preparing, in consultation with the internal auditors, the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company’s financial management, as well as the independent and internal auditors, have more time, knowledge and detailed information concerning the Company than Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent or internal auditors’ work.

Performance Evaluation

From time to time, but no less than annually, the Committee shall, in addition to its other responsibilities as set forth above, review (1) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (2) analyses prepared by management, the independent auditors and or the internal auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principals (GAAP) methods on the financial statements, and (3) the effect of regulatory and accounting initiatives on the financial statements of the Company.

PROXY
MARLIN BUSINESS SERVICES CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MARLIN BUSINESS SERVICES CORP.

I/We hereby appoint George D. Pelose and Bruce E. Sickel, or any one of them with power of substitution in each, as proxyholders for me/us, and hereby authorize them to represent me/us at the 2004 Annual Meeting of Shareholders of Marlin Business Services Corp. to be held at the Doubletree Hotel, 515 Fellowship Road, Mount Laurel, New Jersey, on May 26, 2004 at 9:00 a.m., and at any adjournment thereof, and at this meeting and any adjournment, to vote, as designated below, the same number of shares as I/we would be entitled to vote if then personally present.

I. Election of Directors	[ ]FOR all nominees listed (except as written to the contrary below)	[ ] WITHHOLD all nominees listed

NOMINEES:	Daniel P. Dyer, Gary R. Shivers, John J. Calamari, Lawrence J. DeAngelo, Kevin J. McGinty, James W. Wert, and Loyal W. Wilson

(INSTRUCTION:	To withhold authority to vote for one or more individual nominees, write their name(s) on the line below)

(IT IS IMPORTANT THAT YOU SIGN AND DATE THIS PROXY CARD ON THE OTHER SIDE)

     THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

     THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

     I/we hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders and an attached Proxy Statement for the 2004 Annual Meeting, and the Annual Report of Marlin Business Services Corp. for the year ended December 31, 2003.

DATE:	, 2004

Signature

Signature

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above.

If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.